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                     [LETTERHEAD OF O'MELVENY & MYERS LLP]




                                November 13, 2002


Quality Distribution, LLC
3802 Corporex Park Drive
Tampa, Florida 33619

           Re: Registration of Securities of Quality Distribution, LLC

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement (the "Registration Statement") on Form S-4 (File No. 333-98077) of Quality Distribution, LLC, a Delaware limited liability company (the "Company"), in connection with the Company's offer (the "Exchange Offer") to exchange up to $54,654,296 principal amount of the Company's 12 1/2% Senior Subordinated Secured Notes due 2008 that have been registered under the Securities Act of 1933 (the "New Notes"), which New Notes will be guaranteed (the "Guarantees") by each of American Transinsurance Group, Inc., a Delaware corporation, Chemical Leaman Tank Lines, Inc., a Delaware corporation, CLM, Inc., a Delaware corporation, CLT Services, Inc., a Delaware corporation, EnviroPower, Inc., a Delaware corporation, Fleet Transport Company, Inc., a Delaware corporation, LLI, Inc., a Delaware corporation, Pickering Way Funding Corp., a Delaware corporation, Power Purchasing, Inc., a Delaware corporation, QSI Services, Inc., a Delaware corporation, Quala Systems, Inc., a Delaware corporation, Transplastics, Inc., a Delaware corporation, Capacity Management Systems, Inc., a Pennsylvania corporation, Chemical Leaman Corporation, a Pennsylvania corporation, Chemical Properties, Inc., a Pennsylvania corporation, CLTL of Nevada, a Nevada corporation, Lakeshore Leasing, Inc., an Indiana corporation, Mexico Investments, Inc., a Florida corporation, MTL of Nevada, a Nevada corporation, and Quality Carriers, Inc., an Illinois corporation (collectively, the "Note Guarantors"), for a like principal amount of


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Quality Distribution, LLC
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the Company's outstanding 12 1/2% Senior Subordinated Secured Notes due
2008 (the "Old Notes"), which Old Notes have also been guaranteed by each of the Note Guarantors.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate and limited liability company records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

         With respect to the opinion in paragraph 2 below, we have relied solely upon the opinions of (i) Robert R. Kasak, as counsel to Mexico Investments, Inc., a Florida corporation, and Quality Carriers, Inc., an Illinois corporation, (ii) Jones Vargas, as counsel to CLTL of Nevada and MTL of Nevada, each of which is a Nevada corporation, (iii) Morgan, Lewis & Bockius LLP, as counsel to Capacity Management Systems, Inc., Chemical Leaman Corporation and Chemical Properties, Inc., each of which is a Pennsylvania corporation, and (iv) Baker & Daniels, as counsel to Lakeshore Leasing, Inc., an Indiana corporation, each dated the date hereof, a copy of each of which is being filed as an exhibit to the Registration Statement, as to matters of the laws of the states of Florida, Illinois, Nevada, Pennsylvania and Indiana set forth in such opinions.

         Upon the basis of the foregoing, we are of the opinion that:

         1. When the New Notes have been duly executed, authenticated and delivered in accordance with the Indenture dated as of May 30, 2002 (the "Indenture") among the Company, the Note Guarantors and The Bank of New York, as Trustee, in exchange for the Old Notes in accordance with the Indenture and the Exchange Offer, the New Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

         2. When the New Notes have been duly executed, authenticated and delivered in accordance with the Indenture in exchange for the Old Notes in accordance with the Indenture and the Exchange Offer, the Guarantees will be the legally valid and binding obligations of the Note Guarantors, enforceable against the Note Guarantors in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.


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Quality Distribution, LLC
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         We hereby consent to the use of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder.

                             Respectfully submitted,

                            /s/ O'Melveny & Myers LLP